UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2009

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Grier Drive, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (702) 735-0101

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on December 11, 2008, U.S. Bank (the “Bank”) gave American Wagering, Inc. (the “Company”) verbal approval to extend the maturity date of the Company’s $500,000 revolving line of credit for 90 days after the original maturity date of December 31, 2008 and to further negotiate the terms of the line of credit.  On January 21, 2009, the Company and the Bank executed an amendment dated as of December 31, 2008 to the line of credit, extending the maturity date to March 31, 2009.  In connection with the amendment, Victor Salerno, the President, Chief Executive Officer, and Chief Operating Officer of the Company, granted a deed of trust (junior to the existing deed of trust) in his residence to the Bank to secure the Company’s obligations to the Bank.  In connection with the establishment of the original line of credit in April 2008, Mr. Salerno had guaranteed all of the Company’s obligations to the Bank.  That guaranty remains in effect.  Mr. Salerno has waived any right of subrogation against the Company until the Bank is paid in full.

Item 9.01 – Financial Statements and Exhibits.

Exhibit	Name

Exhibit 10.1	Amendment to Loan Agreement and Note executed January 21, 2009 (to be effective as of December 31, 2008) between American Wagering, Inc. and U.S. Bank, N.A.

Exhibit 10.2

Deed of Trust, Security Agreement and Assignment of Rents and Leases (Including Fixture Filing Under Uniform Commercial Code) dated as of December 31, 2008 and made by the Victor John Salerno Separate Property Trust dated December 11, 2001 to U.S. Bank Trust Company, N.A., as trustee, for the benefit of U.S. Bank, N.A., and related documents

Exhibit 10.3	Continuing Guaranty dated April 17, 2008 by Victor J. and Terina M. Salerno, as guarantors, for the benefit of U.S. Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WAGERING, INC.
(Registrant)

Date: January 26, 2009
	By:	/s/Melody Sullivan
Melody Sullivan
	Its:	Chief Financial Officer and Treasurer